Exhibit 99.2

SENSOR TECHNOLOGIES INCORPORATED

For the Year Ended

December 31, 2009

Independent Auditors’ Report

To the Stockholders of

Sensor Technologies Incorporated

We have audited the accompanying balance sheet of Sensor Technologies Incorporated (the “Company”) as of December 31, 2009, and the related statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sensor Technologies Incorporated as of December 31, 2009 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Amper, Politziner & Mattia, LLP

June 28, 2010

Wall, New Jersey

Sensor Technologies Incorporated

Balance Sheet

For the Year Ended December 31, 2009

Assets
Current assets
Cash and cash equivalents	$6,785,861
Accounts receivable (including unbilled revenue), net of accrued credits	70,773,713
Prepaid expenses and other current assets	230,514

77,790,088

Property and equipment, net of accumulated depreciation	451,791
Other non-current assets	65,698

$78,307,577

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$37,244,036
Accrued wages	427,081
Payroll and sales taxes payable	39,563
Accrued subcontractor costs	22,834,486
Other current liabilities	455,773

61,000,939

Stockholders’ equity
Common stock, no par value, 10,000 shares authorized, 9,000 shares issued and outstanding	151,475
Retained earnings	17,155,163

Total stockholders’ equity	17,306,638

$78,307,577

See accompanying notes to financial statements.

Sensor Technologies Incorporated

Statement of Income

For the Year Ended December 31, 2009

$336,809,599
REVENUES	306,167,139

Cost of services	30,642,460
GROSS PROFIT	2,225,897

General and administrative expenses	28,416,563

OPERATING INCOME	56,695
Interest income	(2,829)
Interest expense	(6,059)

Other expense	$28,464,370

NET INCOME

See accompanying notes to financial statements.

Sensor Technologies Incorporated

Statement of Stockholders’ Equity

For the Year Ended December 31, 2009

	Common Stock
	Shares Outstanding	Amount	Retained Earnings	Total
Balance - December 31, 2008	9,000	$135,191	$8,784,145	$8,919,336
Net income	—	—	28,464,370	28,464,370
Stockholder distributions	—	—	(20,093,352)	(20,093,352)
Stock option compensation	—	16,284	—	16,284

Balance - December 31, 2009	9,000	$151,475	$17,155,163	$17,306,638

See accompanying notes to financial statements.

Sensor Technologies Incorporated

Statement of Cash Flows

For the Year Ended December 31, 2009

Cash flows from operating activities
Net income	$28,464,370

Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities
Depreciation	127,035
Stock option compensation	16,284
Increase in:
Accounts receivable (including unbilled revenue)	(26,332,485)
Prepaid expenses and other current assets	(111,926)
Other non-current assets	(19,792)
Increase in:
Accounts payable	1,113,478
Accrued wages	83,686
Payroll and sales taxes payable	12,091
Accrued subcontractor costs	21,175,617
Other current liabilities	850

Total adjustments	(3,935,162)

24,529,208

Cash flows from investing activities
Payments for purchases of property and equipment	(275,846)

(275,846)
Cash flows from financing activities
Decrease in declared distributions	(3,500,000)
Distributions to stockholders	(20,093,352)

(23,593,352)
Net change in cash and cash equivalents	660,010
Cash and cash equivalents - beginning	6,125,851

Cash and cash equivalents - ending	$6,785,861

Supplemental disclosure of cash paid
Interest	$2,829

See accompanying notes to financial statements.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 1 -

Nature of Operations and Summary of Significant Accounting Policies Business Description

Sensor Technologies Incorporated (the “Company”), is a New Jersey corporation engaged in providing leading-edge mission critical solutions to the United States Government or its prime contractors. The Company’s principal location is Red Bank, New Jersey. All outstanding shares of the Company’s stock were acquired by ManTech International Corporation on January 15, 2010 (Note 9).

Government Contracts

A majority of the Company’s activities are funded directly or indirectly by departments and agencies of the U.S. Federal Government. Such contracts are subject to termination at the convenience of the government and costs incurred under these contracts are subject to audit by a number of Federal agencies. Contract costs billed prior to January 1, 2007 have been audited by the government and finalized without material adjustments. It is management’s opinion that the audits for subsequent years will not result in significant adjustments to the financial position or operations of the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company extends credit to its customers, (primarily government agencies) based upon credit evaluations, in the normal course of business, primarily on 60-day terms. Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding receivables. Management has determined that no allowance for doubtful accounts is necessary as of December 31, 2009. The Company does not require collateral from its customers. A significant variance from the provisional rate to the actual rate for material handling is reflected as “Credit due customers” within the year-end accounts receivable balance. Credits due customers amounted to $517,695 at December 31, 2009.

Unbilled Revenue

Unbilled receivables represent the balance of recoverable costs and accrued profit, comprised principally of revenue recognized on contracts for which billings have not been presented to the customer. The amounts are generally billable and collectible within one year.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. Accounts receivable consist of amounts due from the Federal Government on contracts which are subject to minimal credit risk.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue on fixed price contracts is recognized upon meeting agreed upon milestones based on progress of the contracts. Revenue on time-and-materials contracts is recognized when the subcontractor invoices to the extent of billable rates times hours delivered, plus other billable costs. Revenue on cost plus fixed fee contracts is recognized to the extent of costs incurred plus a fee earned on work performed.

The Company uses subcontractors to perform a substantial amount of the work required under contracts with the government. In these instances, the Company evaluates whether it acts as the principal or agent in determining the appropriate classification of revenue and related costs. Where the Company is considered the primary contractor and has risk associated with a contract, the Company records the gross amount of the contract revenue.

Sales and profit in connection with contracts to provide services to the U.S. Government that may be at risk of collection because the contracts are incrementally funded and subject to the availability of funds appropriated are deferred until the contract modification is obtained, indicating that adequate funds are available to the contract or task order.

Cost of Services

Costs of services consist primarily of compensation expenses for program personnel, the fringe benefits associated with this compensation and other direct expenses incurred to complete programs, including costs of materials and subcontract efforts.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

	Method	Estimated Useful Life
Equipment	Straight-line	3-5 years
Furniture and fixtures	Straight-line	7 years
Leasehold improvements	Straight-line	3 years
Computer software	Straight-line	Lease term

Income Taxes

The Company has elected to be taxed as an S-Corporation for Federal and certain state tax purposes. Under this election, the profits, losses, credits and deductions of the Company are passed through to the individual shareholders.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 2009 were approximately $57,500.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

Stock Based Compensation

The Company accounts for its Stock Based Compensation in accordance with ASC topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”), which requires that compensation cost relating to share-based payment transactions be recognized as an expense in the financial statements over the vesting period and cost measured based on the estimated fair value of the equity or liability instrument at the date issued. The Company uses the Black-Scholes option pricing method to calculate the fair value of its stock options. The expense is recognized on a straight-line basis over the requisite service period.

Accounting Standards Updates

In June 2009, the Financial Accounting Standards Board (“FASB”) issued its final Statement of Financial Accounting Standards (“SFAS)” No. 168 – “The FASB Accounting Standards ASC Topic and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No. 162”. (“SFAS No. 168”). SFAS No. 168 made the FASB Accounting Standards Codification (the “ASC”) the single source of U.S. Generally Accepted Accounting Policies (“U.S. GAAP”) used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative accounting guidance for SEC registrants. The ASC is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The ASC supersedes all existing non-SEC accounting and reporting standards and was effective for the Company beginning July 1, 2009. Following SFAS No. 168, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right; these updates will serve only to update the ASC topic, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC. In the description of ASC and Accounting Standards Updates (“ASU”) that follows, references in “italics” relate to ASC or ASU topics, and their descriptive titles, as appropriate.

The Company adopted the provisions of “Accounting for Income Taxes” relating to uncertain tax positions on January 1, 2009. There have not been any accruals or disclosures deemed necessary as a result of the adoption. The income tax returns of the Company for 2006, 2007 and 2008 are subject to examination by the IRS and other various taxing authorities, generally for three years after they were filed.

In May 2009, the FASB updated ASC 855, Subsequent Events, which is effective for reporting periods ending after June 15, 2009. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued, or are available to be issued. The Company adopted the amended sections of ASC 855 and it did not have an impact on the Company’s financial statements. The Company evaluated all events or transactions that occurred after December 31, 2009 through June 28, 2010.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

Accounting Standards Update (continued)

In September 2006, the FASB issued FASB ASC 820 “Fair Value Measurements” in order to establish a single definition of fair value and a framework for measuring fair value in generally accepted accounting principles (GAAP) that is intended to result in increased consistency and comparability in fair value measurements. ASC 820 also expands disclosures about fair value measurements.

The provisions of FASB ASC Topic 820 – Fair Value Measurements and Disclosures became effective for the Company’s nonfinancial assets and nonfinancial liabilities that are measured at fair value on a nonrecurring basis on January 1, 2009. The Company’s nonfinancial assets for which the provisions of ASC Topic 820 are now effective include property, plant and equipment. These assets are not measured at fair value on an ongoing basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

The Company’s adoption of ASC Topic 820 had no impact in the carrying values of the Company’s assets and liabilities.

Note 2 - Accounts Receivable

2009
Billed receivables	$26,257,965
Unbilled revenue	45,033,443

71,291,408
Allowance for credits	(517,695)

Accounts receivable	$70,773,713

Note 3 - Property and Equipment

2009
Computer equipment	$572,626
Furniture and fixtures	122,023
Leasehold improvements	40,902
Computer software	222,129

957,680
Accumulated depreciation	(505,889)

Net property and equipment	$451,791

Depreciation expense for the year ended December 31, 2009 was $127,035.

Note 4 - Line of Credit

The Company had a line-of-credit with an overall limitation of $7,500,000. Borrowings under the line-of-credit bore interest at the bank’s prime rate and were due on demand. Prime Rate loans bore interest at the effective prime rate minus 1%. LIBOR Loans bore interest at the LIBOR rate plus 1.5%. The line-of-credit agreement expired August 31, 2009 and was collateralized by all assets of the Company.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 5 - Operating Leases

The Company extended an existing lease agreement by entering into a two-phase office space lease agreement. Phase-I commenced on June 18, 2008 and expires July 31, 2012. Phase II commenced on August 1, 2008 expiring July 31, 2012. Monthly payments under Phase I and II of the lease are approximately $15,300 and $24,700 respectively. The Company is required to pay insurance and other costs relating to the leased facility.

The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2009. The Company has the option to terminate the lease effective July 31, 2011.

For the Years Ending December 31,
2010	$479,900
2011	333,600
Total minimum payments required	$813,500

Rental expense amounted to approximately $418,000 for the year ended December 31, 2009.

Note 6 - Employee Benefit Plan

The Company maintains a 401(k) retirement plan for the benefit of all eligible employees. The terms of the plan define eligible employees as those employees who have completed at least 6 months of service and are 21 years of age. Employee contributions are discretionary. Under this Plan the Company may contribute a discretionary matching contribution to the Plan.

The Company may also make a discretionary non-matching contribution to the Plan on behalf of all eligible employees. The Company’s contribution to the Plan was $618,889 for the year ended December 31, 2009. As a result of the acquisition of the Company by ManTech International Corporation in January 2010 (Note 9), the Company’s intent is to terminate the Plan and transfer all assets to the successor plan prior to July 31, 2010.

Note 7 - Stock Options

On January 1, 2005 Sensor Technologies Incorporated Employee Non-Qualified Stock Option Plan (the “Plan”) was amended and restated. The plan is intended to promote the growth and profitability of Sensor Technologies Incorporated (“Company”) whereby the Company may continue to attract, retain, and motivate key employees. Through December 31, 2009, the aggregated number of shares of non-voting common stock authorized for issuance under the Plan was 250. The term of each option granted shall be exercisable for such period as determined by the Board at time of grant and generally vest ratably over a three-year period.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 7 - Stock Options (continued)

The Company uses the Black-Scholes option valuation model for estimating the fair value of its stock options. Since the Company is not a public entity, the volatility of the stock was estimated using a comparable public company.

The following weighted-average assumptions were used:

Risk-free interest rate	1.34%
Expected volatility	.28%
Dividend yield	0%
Expected life	3 years

The weighted average fair value of the options was $859 for the year ended December 31, 2009.

A summary of the Company’s stock option activity and related information for the year ended December 31, 2009 follows:

	Total	Weighted Average Exercise Price
Outstanding at
January 1, 2009	—	$—
Granted	91	4,104
Forfeited	—	—
Exercised	—	—
December 31, 2009	91	$4,104

Following is a summary of the status of stock options outstanding at December 31, 2009:

Outstanding Options				Exercisable Options
Exercise Price Range	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$4,104	91	2.63 years	$4,104	—	$—

Stock option compensation expense for the year ended December 31, 2009 was $16,284. Unrecognized stock option compensation expense was approximately $61,900 as of December 31, 2009, to be recorded over the remaining vesting period of the related options. All outstanding stock options were repurchased by the Company in January 2010 for approximately $2,400,000 (Note 9).

There was no activity under the Plan prior to January 1, 2009.

SENSOR TECHNOLOGIES INCORPORATED

Notes to Financial Statements

Note 8 - Concentrations

Major Customers

The Company had one customer that accounted for approximately 97% of total contract revenue during the year ended December 31, 2009. The components of the accounts receivable related to the customer are as follows:

Billed receivables	$25,224,032
Unbilled revenue	44,520,054

69,744,086
Allowance for credits	(515,843)

Accounts receivable, net	$69,228,243

Major Suppliers

The Company had four major suppliers who accounted for approximately 64% of total subcontractor costs during the year ended December 31, 2009. The four suppliers made up approximately 53% of Accounts Payable at December 31, 2009.

Note 9 - Subsequent Event

Change in Control

On January 15, 2010 the Company sold all of its outstanding shares of common stock to ManTech International Corporation (ManTech) for $242 million in cash. The initial purchase price may increase or decrease depending on the completion of the working capital adjustment. Pursuant to the Stock Purchase Agreement, $24 million was placed into an escrow account to satisfy potential indemnification liabilities of Sensor Technologies Corporation and its shareholders. The escrow claim period will expire 18 months after the purchase closing date.

Repurchase of Stock Option

Pursuant to the purchase agreement noted above all outstanding stock options of the Company were repurchased by the Company prior to closing. The vested and unvested options were repurchased at their fully diluted value based on the acquisition price net of the exercise price of the option. Any remaining unamortized stock option compensation was expensed at the date of repurchase.

Contract Extension

In May 2010 the Company received notification from the federal government that its primary contract was being renewed for the five year period beginning March 2011 and ending March 2016. Revenue under this contract generated 97% of the Company’s revenue during the year ending December 31, 2009.